                                                                   EXHIBIT 10.2

                        ADMINISTRATIVE AGENCY AGREEMENT

                                  dated as of

                                January 31, 1994

                                     among


                                 COMERICA BANK,
                    as trustee of Ford Credit Titling Trust,

                           FORD MOTOR CREDIT COMPANY,
                            as Administrative Agent,

                                      and

                         FORD MOTOR CREDIT COMPANY, and
                       FORD CREDIT LEASING COMPANY, INC.
                          as initial Beneficiaries of
                           Ford Credit Titling Trust

                               TABLE OF CONTENTS


                                                                           Page

                                   ARTICLE I
                                  DEFINITIONS
Section 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . .   2


                                   ARTICLE II
                THE ADMINISTRATIVE AGENT; DESIGNATION OF SERIES


Section 2.1      Representations of the
                 Administrative Agent . . . . . . . . . . . . . . . . . .   2
Section 2.2      Indemnities of the Administrative
                 Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.3      Merger or Consolidation of, or
                 Assumption of the Obligations of,
                 Administrative Agent . . . . . . . . . . . . . . . . . .   6
Section 2.4      Limitation on Liability of
                 Administrative Agent and Others  . . . . . . . . . . . .   6
Section 2.5      Delegation of Duties . . . . . . . . . . . . . . . . . .   7
Section 2.6      Notification of Third Party Claims . . . . . . . . . . .   8
Section 2.7      Maintenance and Assignment of
                 Blanket Insurance Policies . . . . . . . . . . . . . . .   8
Section 2.8      Designation of Series  . . . . . . . . . . . . . . . . .   8



                                  ARTICLE III
                     PURCHASE OF LEASES AND LEASED VEHICLES


Section 3.1      Origination by Dealers; Role of
                 Administrative Agent . . . . . . . . . . . . . . . . . .   9
Section 3.2      Administration and Titling of
                 Leased Vehicles  . . . . . . . . . . . . . . . . . . . .   9
Section 3.3      Vehicle Purchase Account . . . . . . . . . . . . . . . .  10
Section 3.4      Purchase of Leases and Leased
                 Vehicles; Lease Purchase Advances  . . . . . . . . . . .  10
Section 3.5      Vehicle Purchase Certificate . . . . . . . . . . . . . .  11

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
                                   ARTICLE IV
                     ADMINISTRATION AND SERVICING OF LEASES

Section 4.1      Duties of Administrative Agent . . . . . . . . . . . . .  12
Section 4.2      Collection of Total Monthly
                 Payments; Extension of Leases  . . . . . . . . . . . . .  13
Section 4.3      Realization on Liquidated Leases . . . . . . . . . . . .  15
Section 4.4      Custody of Lease Files; Custodi
                 Duties . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 4.5      Maintenance of Record Ownership
                 Interests in Leased Vehicles . . . . . . . . . . . . . .  17
Section 4.6      Covenants of Administrative Agent  . . . . . . . . . . .  18
Section 4.7      Purchase Upon Breach . . . . . . . . . . . . . . . . . .  18
Section 4.8      Comerica and Administrative Agent Fees . . . . . . . . .  20
Section 4.9      Administrative Agent's Certificate . . . . . . . . . . .  20
Section 4.10     Annual Statement as to Compliance;
                 Notice of Default  . . . . . . . . . . . . . . . . . . .  21
Section 4.11     Annual Independent Certified Public
                 Accountant's Report  . . . . . . . . . . . . . . . . . .  21
Section 4.12     Access to Certain Documentation and
                 Information Regarding Leases . . . . . . . . . . . . . .  22
Section 4.13     Administrative Agent Expenses  . . . . . . . . . . . . .  22



                                   ARTICLE V
                            SALE OF LEASED VEHICLES


Section 5.1      Expiration of the Lease; Return of Leased Vehicle  . . .  23
Section 5.2      Exercise of Dealer Purchase Option
                 for Leased Vehicles  . . . . . . . . . . . . . . . . . .  24
Section 5.3      Sale of Leased Vehicles If Dealer
                 Purchase Option Is Not Exercised . . . . . . . . . . . .  24
Section 5.4      Advances of Sale Proceeds  . . . . . . . . . . . . . . .  24
Section 5.5      Voluntary Early Terminations and
                 Liquidated Leases  . . . . . . . . . . . . . . . . . . .  25



                                   ARTICLE VI
                             REMITTANCE OF PAYMENTS


Section 6.1      Allocation of Funds  . . . . . . . . . . . . . . . . . .  25
Section 6.2      Distributions  . . . . . . . . . . . . . . . . . . . . .  29
Section 6.3      Monthly Payment Advances . . . . . . . . . . . . . . . .  30
Section 6.4      Statements to Holders  . . . . . . . . . . . . . . . . .  30

                                  ARTICLE VII
                          ADMINISTRATIVE AGENT DEFAULT

Section 7.1      Events of Default; Removal of Administrative Agent . . .  33
Section 7.2      Administrative Agent Not to Resign . . . . . . . . . . .  37
Section 7.3      Appointment of Successor . . . . . . . . . . . . . . . .  37
Section 7.4      Repayment of Advances  . . . . . . . . . . . . . . . . .  39
Section 7.5      Notification to Holders  . . . . . . . . . . . . . . . .  39
Section 7.6      Waiver by Beneficiary of Past
                 Defaults . . . . . . . . . . . . . . . . . . . . . . . .  39



                                  ARTICLE VIII
                                 MISCELLANEOUS


Section 8.1      Amendments . . . . . . . . . . . . . . . . . . . . . . .  40
Section 8.2      No Legal Title to FCTT Assets  . . . . . . . . . . . . .  40
Section 8.3      Limitations on Rights of Others  . . . . . . . . . . . .  41
Section 8.4      Notices  . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 8.5      Severability . . . . . . . . . . . . . . . . . . . . . .  42
Section 8.6      Counterparts . . . . . . . . . . . . . . . . . . . . . .  42
Section 8.7      Successors and Assigns . . . . . . . . . . . . . . . . .  43
Section 8.8      No Recourse  . . . . . . . . . . . . . . . . . . . . . .  43
Section 8.9      No Petition  . . . . . . . . . . . . . . . . . . . . . .  43
Section 8.10     Headings . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 8.11     Governing Law  . . . . . . . . . . . . . . . . . . . . .  44



EXHIBITS

    A        Form of Lease

    B        Form of Vehicle Purchase Certificate

    C        Form of Administrative Agent's Certificate


Schedule I       Location of Lease Files

                 ADMINISTRATIVE AGENCY AGREEMENT, dated and effective as of January 31, 1994 among (i) COMERICA BANK, a Michigan banking corporation, not in its individual capacity but as trustee of Ford Credit Titling Trust (in such capacity, together with any successor or permitted assign, "Comerica"), (ii) FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit"), as Administrative Agent (in its capacity as such, the "Administrative Agent") and as an initial Beneficiary of Ford Credit Titling Trust, and (iii) FORD CREDIT LEASING COMPANY, INC., a Delaware corporation ("Ford Credit Leasing") as an initial Beneficiary of Ford Credit Titling Trust. This Administrative Agency Agreement and any Supplement executed in connection with the issuance of any Series of Specified Beneficial Certificates are separately and consecutively paginated, and to the extent there is any conflict between the terms of this Administrative Agency Agreement and the Supplement, the Supplement shall be controlling.

                 WHEREAS, Ford Credit, Ford Credit Leasing and Comerica, pursuant to the FCTT Agreement, have created Ford Credit Titling Trust ("FCTT") for the purpose of holding title to and rights under Leases and Leased Vehicles and other FCTT Assets;

                 WHEREAS, Ford Credit and Ford Credit Leasing, as Holders of the Exchangeable Beneficial Certificates, intend from time to time to cause the issuance of one or more Series of Specified Beneficial Certificates in exchange for a reduction in the interest in FCTT evidenced by the Exchangeable Beneficial Certificates;

                 WHEREAS, the parties desire to enter into this Agreement to provide for, among other things, the administration and servicing of the FCTT Assets by the Administrative Agent for the benefit of the Beneficiaries of FCTT; and

                 WHEREAS, the parties acknowledge that, in connection with the issuance of any Series, it may be necessary or desirable to enter into a Supplement hereto, providing for further specific servicing obligations by the Administrative Agent with respect to the related Series Specified Assets.

                 NOW, THEREFORE, the Administrative Agent, Comerica, Ford Credit and Ford Credit Leasing hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.1 Definitions. Unless a capitalized term is used with respect to a particular Series and is otherwise defined in the related Supplement, the capitalized terms used in this Administrative Agency Agreement shall have the respective meanings assigned to them in Appendix I, attached
hereto.   All references herein to "this Agreement" are to this Administrative
Agency Agreement, including any Supplement issued in connection with the issuance of any Series, as the same may from time to time be amended, supplemented or otherwise modified and in effect, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

                                   ARTICLE II
                THE ADMINISTRATIVE AGENT; DESIGNATION OF SERIES

                 Section 2.1 Representations of the Administrative Agent. The Administrative Agent makes the following representations on which the initial Beneficiaries and Comerica rely in connection with the appointment of the Administrative Agent. The representations speak as of the date of this Agreement and as of each Series Issue Date and shall survive the transfer or sale of any Certificate:

                          (a)  Organization and Good Standing.  The
         Administrative Agent has been duly organized and shall be validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to service the Leases and Leased Vehicles and to hold the Lease Files as custodian on behalf of Comerica.

                          (b) Due Qualification. The Administrative Agent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Leases as required by this Agreement) shall require such qualifications.

                          (c) Power and Authority. The Administrative Agent has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Administrative Agent by all necessary corporate action.

                          (d) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Administrative Agent enforceable in accordance with its terms.

                          (e)  No Violation.  The consummation of the
         transactions contemplated by this Agreement and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Administrative Agent, or any indenture, agreement, or other instrument to which the Administrative Agent is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Administrative Agent's knowledge, any order, rule, or regulation applicable to the Administrative Agent of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Administrative Agent or its properties.

                          (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Administrative Agent's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Administrative Agent or its properties: (i) asserting the invalidity of this Agreement, the FCTT Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the FCTT Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Administrative Agent of its obligations under, or the validity or enforceability of, this Agreement, the FCTT Agreement or the Certificates, or (iv) relating to the Administrative Agent and which might adversely affect the federal income tax attributes of the Certificates.

                 Section 2.2 Indemnities of the Administrative Agent. The Administrative Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrative Agent under this Agreement.

                          (a)  The Administrative Agent shall defend,
         indemnify, and hold harmless Comerica, FCTT, and the Beneficiaries from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use or operation by the Administrative Agent or any Affiliate thereof or any Dealer of a Leased Vehicle.

                          (b) The Administrative Agent shall indemnify, defend, and hold harmless Comerica, FCTT and the Beneficiaries from and against any and all taxes that may at any time be asserted against Comerica, FCTT or the Beneficiaries with respect to the transactions contemplated herein, including any sales, use, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any income taxes, taxes on or mea-sured by income, or taxes in the nature of an income tax on the Beneficiaries or Comerica or any state or local taxes assessed on the Beneficiaries resulting from the location of assets of FCTT or the presence of the Administrative Agent) and costs and expenses in defending against the same.

                          (c) The Administrative Agent shall indemnify, defend, and hold harmless Comerica, FCTT, and the Beneficiaries from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon Comerica, FCTT, or the Beneficiaries (i) through the negligence, willful misfeasance, or bad faith of the Administrative Agent in the performance of its duties under this Agreement, (ii) by reason of reckless disregard of its obligations and duties under this Agreement or (iii) by reason of any violation or alleged violation of any federal, state or local law or regulation by the Administrative Agent.

                 For purposes of this Section 2.2, in the event of the termination of the rights and obligations of Ford Credit (or any successor thereto pursuant to Section 2.3) as Administrative Agent pursuant to Section 7.1, or a resignation by such Administrative Agent pursuant to Section 7.2, such Administrative Agent shall be deemed to be the Administrative Agent pending appointment of a successor Administrative Agent (other than Comerica) pursuant to Section 7.3.

                 Indemnification under this Section 2.2 by Ford Credit (or any successor thereto pursuant to Section 2.3) as Administrative Agent, with respect to the period such Person was (or was deemed to be) the Administrative Agent, shall survive the termination of such Person as Administrative Agent or a resignation by such Person as Administrative Agent as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrative Agent shall have made any indemnity payments pursuant to this Section 2.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Administrative Agent, without interest.

                 Section 2.3 Merger or Consolidation of, or Assumption of the Obligations of, Administrative Agent. Any Person (a) into which the Administrative Agent may be merged or consolidated, (b) resulting from any merger, conversion, or consolidation to which the Administrative Agent shall be a party or (c) succeeding to the business of the Administrative Agent, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Administrative Agent under this Agreement, will be the successor to the Administrative Agent under this Agreement without the execution or filing of any additional paper or the taking of any further act on the part of any of the parties to this Agreement; provided, however, that the Administrative Agent shall have delivered to Comerica an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 2.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with. The Administrative Agent shall provide notice of any merger, consolidation or succession pursuant to this Section 2.3 to each Beneficiary and each rating agency then providing a rating for any securities based on a Specified Beneficial Certificate. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and delivery of the Officer's Certificate and Opinion of Counsel referred to above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), or (c) above.

                 Section 2.4 Limitation on Liability of Administrative Agent and Others. Neither the Administrative Agent nor any of the directors or officers or employees or agents of the Administrative Agent shall be under any liability to FCTT or the Beneficiaries (except as provided under this Agreement) or to Comerica (except as provided under this Agreement or otherwise in writing by the Administrative Agent) for the taking of any action or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this Section 2.4 shall not protect the Administrative Agent or any such person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Administrative Agent and any director, officer or employee or agent of the Administrative Agent may rely in good faith on any Opinion of Counsel or on any Officer's Certificate or certificate of auditors or accountants believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

                 Except as provided in this Agreement, the Administrative Agent shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Leases and Leased Vehicles in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrative Agent may undertake any reasonable action that it may, in good faith, deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Beneficiaries under this Agreement. The Administrative Agent shall be entitled to reimbursement from the Holders of the Exchangeable Beneficial Certificates for the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Holders of the Exchangeable Beneficial Certificates.

                 Section 2.5 Delegation of Duties. So long as Ford Credit acts as Administrative Agent, the Administrative Agent may at any time without notice or consent delegate substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company. The Administrative Agent shall provide prompt written notice of such action to each Rating Agency then rating any securities based on any Series. The Administrative Agent may at any time perform specific duties in connection with the servicing of Leases and the disposition of Leased Vehicles under this Agreement through sub-contractors; provided that the Administrative Agent shall at all times retain full responsibility for the duties performed by such sub-contractors.

                 Section 2.6 Notification of Third Party Claims. The Administrative Agent shall immediately notify Comerica, upon learning of a claim by a third party with respect to any Lease, Leased Vehicle or other FCTT Asset of any kind which might have a material adverse effect on the Administrative Agent, Comerica, FCTT or any Holder of a Series Specified Certificate.

                 Section 2.7 Maintenance and Assignment of Blanket Insurance Policies. The Administrative Agent shall at all times maintain on behalf of Comerica and FCTT, Insurance Policies (which may be blanket policies covering the Administrative Agent and all Affiliates thereof) with respect to the Leases, the Leased Vehicles and the Lessees, of at least the type and in at least the same amount as is customary for a lessor of vehicles and is consistent with the insurance the Administrative Agent has maintained and maintains from time to time for its own portfolio of retail automotive leases and related leased vehicles. The Administrative Agent hereby assigns to Comerica on behalf of FCTT its rights to proceeds under each such Insurance Policy maintained by it or any of its Affiliates, and further agrees to provide insurance directly to Comerica and FCTT in at least the amount and of the type equivalent to the self-insurance provided by the Administrative Agent from time to time for its own portfolio of retail automotive leases and related leased vehicles. The Administrative Agent will provide notice of any change in the amount or type of insurance provided by self-insurance or Insurance Policy to any Rating Agency then rating any securities based on any Series.

                 Section 2.8 Designation of Series. (a) From time to time the Administrative Agent, acting at the direction of the Holders of the Exchangeable Beneficial Certificates, may deliver to Comerica a Series Specification Notice in accordance with Section 4.3 of the FCTT Agreement. Effective as of the Series Cut-Off Date specified in such Series Specification Notice, a Supplement to this Administrative Agency Agreement relating to the Series Specified Assets designated in such Series Specification Notice shall be entered into among Comerica, Ford Credit and Ford Credit Leasing. Such Supplement, together with this Administrative Agency Agreement, shall provide for the administration and servicing of the related Series Specified Assets; provided, that to the extent any of the terms and provisions of this Administrative Agency Agreement and such Supplement conflict, the terms and provisions of the Supplement shall be controlling.

                 (b) In connection with the transfer from time to time of any Series of Specified Beneficial Certificates, the Holders thereof may assign their respective rights under this Administrative Agency Agreement, including the Supplement relating to such Series, to such transferees, and such transferees shall be entitled to the benefits of such Supplement, including the representations and warranties of the Administrative Agent set forth therein.


                                  ARTICLE III
                     PURCHASE OF LEASES AND LEASED VEHICLES

                 Section 3.1 Origination by Dealers; Role of Administrative Agent. The Administrative Agent shall maintain its relationship with Dealers in its individual capacity in the ordinary course of its business. In its capacity as Administrative Agent, the Administrative Agent shall, on behalf of FCTT, purchase Leases and Leased Vehicles from Dealers on an ongoing basis during the term of this Agreement in accordance with Section 3.4. The Administrative Agent shall direct each Dealer to originate Leases on a form substantially similar to the form attached as Exhibit A, which, in the case of Vehicles to be acquired by FCTT, shall provide for assignment of such Lease by the Dealer to FCTT in the manner set forth in Section 3.2.

                 Section 3.2 Administration and Titling of Leased Vehicles. The Administrative Agent shall cause the Certificate of Title for each Leased Vehicle to be issued in the name "Ford Credit Titling Trust," "Ford Credit Titling Trust, Comerica Bank, Trustee" or such substantially similar words as the relevant governmental department or agency shall accept, with the address of the applicable local office of Ford Credit as the address of the recorded owner of such Leased Vehicle. The Administrative Agent shall also pay all sales, use, gross receipts, general corporation, tangible personal property, intangible, franchise, privilege or license taxes to the respective tax authorities from Use and Lease Tax Amounts collected from Lessees or otherwise.

                 Section 3.3 Vehicle Purchase Account. Comerica shall establish and maintain an account in the name of "Ford Credit Titling Trust, Comerica Bank, Trustee" (the "Vehicle Purchase Account") at an Eligible Institution, bearing an additional designation clearly indicating that the funds deposited therein are held by Comerica for the benefit of the Holders of the Exchangeable Beneficial Certificates. Except as otherwise provided herein, the Vehicle Purchase Account shall be under the sole dominion and control of Comerica. The Administrative Agent shall make deposits to, and withdrawals from, the Vehicle Purchase Account in accordance with the terms of this Agreement or as directed in writing by the Holders of the Exchangeable Beneficial Certificates. Any funds on deposit in the Vehicle Purchase Account may be invested at the direction of the Holders of the Exchangeable Beneficial Certificates pending application as provided herein. Earnings or interest on such amounts shall be paid to the Administrative Agent.

                 Section 3.4 Purchase of Leases and Leased Vehicles; Lease Purchase Advances. (a) Upon entering into a Lease with a Lessee, a Dealer shall assign such Lease, the Leased Vehicle and rights to any Security Deposit or Reconditioning Reserve to FCTT against payment of the related Balance Subject to Lease Charges. The Administrative Agent, acting on behalf of FCTT and the Holders of the Exchangeable Beneficial Certificates and subject to
Section 6.2(a), shall withdraw the related Balance Subject to Lease Charges with respect to such Lease and Leased Vehicle from amounts on deposit in the Vehicle Purchase Account. In addition to payments to Dealers with respect to the assignment of Leases and Leased Vehicles to FCTT, the Administrative Agent shall make all required payments to the relevant state and local tax authorities with respect to the sale and lease of Leased Vehicles to the related Lessees.

                 (b) If on any day funds available for withdrawal from the Vehicle Purchase Account are insufficient to make all the payments to Dealers set forth in Section 3.4(a) with respect to new Leases and Leased Vehicles to be assigned to FCTT on such day, the Administrative Agent, in its sole discretion, may advance to Dealers on behalf of FCTT an amount equal to such shortfall (each such payment, a "Lease Purchase Advance"). The Administrative Agent shall be entitled to reimbursement (with-out interest) for outstanding Lease Purchase Advances from amounts on deposit in the Vehicle Purchase Account, and is hereby authorized and directed to withdraw such reimbursement amounts as required. The Administrative Agent shall cease making Lease Purchase Advances if Ford Credit and Ford Credit Leasing have ceased contributing assets to FCTT pursuant to Section 4.1(c) of the FCTT Agreement.

                 (c) Ford Credit and Ford Credit Leasing, as Holders of the Exchangeable Beneficial Certificates, agree to deposit or cause to be deposited in the Vehicle Purchase Account (i) from time to time capital contributions in such amounts as will be sufficient to permit the Administrative Agent to withdraw funds from the Vehicle Purchase Account to make timely payments to the respective Dealers for Leases and Leased Vehicles (including the related Security Deposits and Reconditioning Reserves) to be assigned by such Dealers to FCTT pursuant to this Section 3.4 and (ii) on each Distribution Date an amount sufficient to reimburse the Administrative Agent for the amount of Lease Purchase Advances made by the Administrative Agent in the Related Collection Period, as shown in the Lease Purchase Certificate; provided, that Ford Credit and Ford Credit Leasing shall deposit or cause to be deposited funds into the Vehicle Purchase Account in such proportions as will maintain their respective interests in the Non-Specified Assets of FCTT at 98% and 2%, respectively.

                 For so long as Ford Credit is the Administrative Agent and a Holder of an Exchangeable Beneficial Certificate, Ford Credit (in both capacities) may make the remittances required by this Section 3.4(c) net of amounts to be reimbursed to Ford Credit as Administrative Agent for Lease Purchase Advances or paid to Ford Credit as the Non-Specified Asset Administrative Fee. Nonetheless, the Administrative Agent shall account for all of the above described remittances and payments as if the amounts were deposited or paid separately.

                 Section 3.5 Vehicle Purchase Certificate. On or before the tenth day of each calendar month, the Administrative Agent shall deliver to Comerica and the Holders of the Exchangeable Beneficial Certificates a certificate (a "Vehicle Purchase Certificate") in substantially the form of Exhibit B identifying or listing

(a) the Vehicle Identification Numbers for all Leased Vehicles as of the end of the preceding Collection Period; (b) the aggregate Book Value of Leases and Leased Vehicles purchased by FCTT in the preceding Collection Period; (c) the aggregate Lease Purchase Advances outstanding as of the beginning and end of the preceding Collection Period; (d) the aggregate amount withdrawn from the Vehicle Purchase Account to purchase Leases and Leased Vehicles in the preceding Collection Period; (e) the balance in the Vehicle Purchase Account as of the beginning and end of the preceding Collection Period; (f) the amount of capital contributions made to FCTT during the preceding Collection Period by Ford Credit; (g) the amount of capital contributions made to FCTT during the preceding Collection Period by Ford Credit Leasing; and (h) if the amount of capital contributions made by Ford Credit Leasing in such Collection Period is not equal to 2% of the aggregate capital contributions made in such Collection Period by Ford Credit and Ford Credit Leasing, the amount to be paid by Ford Credit Leasing to Ford Credit (or by Ford Credit to Ford Credit Leasing) to maintain their respective interests in the Exchangeable Beneficial Certificates and the Non-Specified Assets as 98% Ford Credit and 2% Ford Credit Leasing.


                                   ARTICLE IV
                     ADMINISTRATION AND SERVICING OF LEASES

                 This Article IV shall apply with respect to the Exchangeable Beneficial Certificates and all Non-Specified Assets and, unless and to the extent otherwise provided in the related Supplement, to each Series of Specified Beneficial Certificates and the related Series Specified Assets.

                 Section 4.1 Duties of Administrative Agent. The Administrative Agent shall manage, service, administer, and make collections on the Leases with reasonable care, following its customary standards, policies, and procedures and using that degree of skill and attention that the Administrative Agent exercises with respect to all comparable retail automotive leases and retail installment sales contracts that it services for itself or others ("Accepted Servicing Practices"). The Administrative Agent's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Lessees on such Leases, investigating delinquencies, sending payment coupons to Lessees, accounting for collections, furnishing monthly and annual statements to Comerica with respect to distributions, the making of Lease Purchase Advances, Sale Proceeds Advances and Monthly Payment Advances, and the provision of Administrative Purchase Amounts. Without limiting the generality of the foregoing, the Administrative Agent is authorized and empowered by Comerica to execute and deliver, on behalf of itself, FCTT, the Beneficiaries, or Comerica or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Leases or to the related Leased Vehicles. If the Administrative Agent shall commence a legal proceeding to enforce a Lease against a Lessee, Comerica shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Lease to the Administrative Agent. If in any enforcement suit or legal proceeding it shall be held that the Administrative Agent may not enforce a Lease on the ground that it shall not be a real party in interest or a Holder entitled to enforce the Lease, Comerica shall, at the Administrative Agent's expense and direction, take steps to enforce the Lease, including bringing suit in its name or the name of the applicable Beneficiaries. Comerica shall furnish the Administrative Agent with any powers of attorney and other documents reasonably necessary or appropriate to enable the Administrative Agent to carry out its servicing and administrative duties hereunder. The Administrative Agent, at its expense, shall obtain on behalf of FCTT all licenses, if any, required by the laws of any jurisdiction to be held by FCTT in connection with ownership of the Leases, and shall make all filings and pay all fees (subject to reimbursement by the Holders of the Exchangeable Beneficial Certificates by payment of the Non-Specified Asset Administrative Fee) as may be required in connection therewith during the term hereof.

                 Section 4.2 Collection of Total Monthly Payments; Extension of Leases. (a) In accordance with Accepted Servicing Practices, the Administrative Agent shall make reasonable efforts to collect all payments called for under the terms and provisions of the Leases as and when the same shall become due. Subject to Section 4.2(b), the Administrative Agent may grant extensions, rebates, or adjustments on a Lease provided that any such extension, rebate or adjustment is in accordance with Accepted Servicing Practices. The Administrative Agent may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Lease.

         (b) The Administrative Agent may extend the term of any Specified Lease. Such extension with respect to a Specified Lease may be either a Term Extension or a Payment Extension, as defined below.

                 (i) The Administrative Agent may extend the term of a Specified Lease (a "Term Extension") if the Lessee requests such extension and is not in default on any of its obligations under the Lease at the time of such request and agrees to continue to make Total Monthly Payments in the same amount as the Total Monthly Payment required under the original Lease terms. For purposes of Section 4.7, the granting of a Term Extension with respect to any Specified Lease shall be deemed to have a material and adverse effect on the interest of the Holders of the related Specified Beneficial Certificates in such Specified Leases and Specified Leased Vehicles.

                 (ii) The Administrative Agent may extend the term of a Specified Lease (a "Payment Extension") in accordance with Accepted Servicing Practices, by waiving the Total Monthly Payment due in any month and extending the term of the Lease for an additional month beyond the Scheduled Lease End Date for each month for which the Total Monthly Payment is waived. No Specified Lease shall be granted Payment Extensions in excess of, in the aggregate, three months beyond the Scheduled Lease End Date. In connection with any Payment Extension, the Administrative Agent may not increase the limit on the aggregate mileage which a Leased Vehicle may be driven without incurring a charge for Excess Wear and Tear and Excess Mileage. For purposes of Section 4.7, the granting of Payment Extension in excess of, in the aggregate, three months with respect to any Specified Lease shall be deemed to have a material and adverse effect on the interest of the Holders of the related Specified Beneficial Certificates in such Specified Leases and Specified Leased Vehicles.

                 Section 4.3 Realization on Liquidated Leases. In accordance with Accepted Servicing Practices, the Administrative Agent shall use reasonable efforts to repossess or otherwise convert the possession of any Leased Vehicle as to which the Administrative Agent shall have determined that eventual payment in full of the Lease is unlikely, to realize upon any recourse rights against the Dealer who originated such Lease, and to sell such Leased Vehicle at auction or otherwise. The foregoing shall be subject to the provision that, in any case in which the related Leased Vehicle shall have suffered damage, the Administrative Agent shall not incur expenses in connection with the repair or the repossession of such Leased Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                 Section 4.4      Custody of Lease Files; Custodial Duties.
(a) To assure uniform quality in servicing the Leases and to reduce administrative costs, Comerica, upon the execution and delivery of this Agreement, hereby revocably appoints the Administrative Agent, and the Administrative Agent hereby accepts such appointment, to act as the agent of Comerica as custodian of the Lease Files, which are hereby constructively delivered to Comerica with respect to each Lease.

                 (b) On the Series Issue Date, the Administrative Agent shall provide an Officer's Certificate to Comerica confirming that the Administrative Agent has received on behalf of Comerica all the documents and instruments necessary for the Administrative Agent to act as the agent of Comerica for the purposes set forth in this Section 4.4, including the documents referred to herein, and Comerica is hereby authorized to rely on such Officer's Certificate.

                 (c) The Administrative Agent shall hold the Lease Files on behalf of Comerica for the use and benefit of all present and future Beneficiaries with an interest therein, and maintain such accurate and complete accounts, records, and computer systems pertaining to each Lease File as shall enable Comerica to comply with this Agreement and the FCTT Agreement. In accordance with Accepted Servicing Practices, the Administrative Agent shall perform its duties as custodian of the Lease Files and shall conduct, or cause to be conducted, periodic audits of the Lease Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable Comerica to verify the accuracy of the Administrative Agent's record keeping. The Administrative Agent shall promptly report to Comerica any failure on its part to hold the Lease Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by Comerica of the Lease Files.

                 (d) The Administrative Agent shall maintain each Lease File relating to any Specified Lease or Specified Leased Vehicle at one of its offices specified in Schedule I to this Agreement, or at such other office as shall be specified to Comerica by written notice not later than 90 days after any change in location. In lieu of providing notice of any change in the location of the offices holding Lease Files, the Administrative Agent may provide Comerica with an updated list of the locations of its offices no less frequently than every 90 days. The Administrative Agent may sub-contract with third parties to perform the duties of custodian of the Lease Files, in which case the name and address of the principal place of business of such third party, and the location of the offices of such third party where Lease Files are maintained shall be specified in Schedule I or in any list provided to Comerica pursuant to this Section 4.4(d). The Administrative Agent shall make available to Comerica or its duly authorized representatives, attorneys, or auditors, and with respect to any Series Specified Assets, to the Holders of the related Specified Beneficial Certificates, a list of locations of the Lease Files, the Lease Files, and the related accounts, records, and computer systems maintained by the Administrative Agent or any third party under sub-contract with the Administrative Agent at such times as Comerica or, with respect to the Specified Assets, the Holders of the Specified Beneficial Certificates or with respect to the Non-Specified Assets, Holders of the Exchangeable Beneficial Certificates, shall instruct.

                 (e) All instructions from Comerica shall be in writing and signed by a Responsible Officer, and the Administrative Agent shall be deemed to have received proper instructions with respect to the Lease Files upon its receipt of such written instructions.

                 (f) The Administrative Agent as custodian shall indemnify Comerica and the Beneficiaries for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against Comerica as the result of any improper act or omission in any way relating to the maintenance and custody by the Administrative Agent as custodian of the Lease Files; provided, however, that the Administrative Agent shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of Comerica.

                 (g) The Administrative Agent's appointment as custodian shall become effective as of the date hereof and shall continue in full force and effect until terminated pursuant to this Section 4.4. If Ford Credit shall resign as Administrative Agent in accordance with the provisions of this Agreement or if all of the rights and obligations of Ford Credit as the Administrative Agent under this Article or this Agreement shall have been terminated under Section 7.1, the appointment of the Administrative Agent as custodian with respect to all Lease Files shall be terminated by Comerica acting at the direction of the Holders of the Exchangeable Beneficial Certificates. If the rights and obligations of Ford Credit as the Administrative Agent shall have been terminated with respect to a Series under
Section 7.1, the appointment of the Administrative Agent as custodian with respect to the Lease Files of the related Series Specified Assets, shall be terminated by Comerica at the direction of the Holders of the Specified Beneficial Certificates which effected such removal. As soon as practicable after any termination of such appointment, the Administrative Agent shall deliver the Lease Files and the related accounts and records maintained by the Administrative Agent to Comerica (or such other successor Administrative Agent as may be appointed) or Comerica's (or such other successor Administrative Agent) agent at such place or places as Comerica (or such other successor Administrative Agent) may reasonably designate.

                 Section 4.5 Maintenance of Record Ownership Interests in Leased Vehicles. (a) In accordance with

Accepted Servicing Practices, the Administrative Agent shall take such steps as are necessary to maintain evidence of the ownership interest of FCTT in each Leased Vehicle on its Certificate of Title. Comerica hereby authorizes the Administrative Agent to take such steps as are necessary to record such ownership interest on behalf of FCTT in the event of the relocation of a Leased Vehicle or for any other reason, subject to Section 4.5(b).

                 (b) If a Leased Vehicle is relocated to a jurisdiction in which FCTT is not qualified or authorized to maintain evidence of the ownership interest of FCTT in such Leased Vehicle, the beneficial interest of FCTT in such Leased Vehicle and the related Lease shall be purchased by the Administrative Agent, acting on behalf of the Holders of the Exchangeable Beneficial Certificates. In connection with such relocation of a Leased Vehicle, the Administrative Agent shall (i) deposit the Administrative Purchase Amount relating to such Leased Vehicle in the Vehicle Purchase Account, if such relocated Leased Vehicle is a Non-Specified Asset, or in the related Series Collection Account, if such relocated Leased Vehicle is a Series Specified Asset, (ii) cause the Certificate of Title of such relocated Leased Vehicle to be reissued in such form as is determined by the Administrative Agent and (iii) change its records, and instruct Comerica to change its records, to reflect the change in ownership and title of such relocated Leased Vehicle. The Holders of the Exchangeable Beneficial Certificates shall promptly reimburse the Administrative Agent (in proportion to their respective interests of 98% and 2% in FCTT and the FCTT Assets represented by the Exchangeable Beneficial Certificates) for any amounts deposited in the Vehicle Purchase Account or any Series Collection Account pursuant to this Section 4.5(b).

                 Section 4.6 Covenants of Administrative Agent. The Administrative Agent shall not (a) impair the rights of FCTT or the Beneficiaries in the Leases or the Leased Vehicles, (b) change the Retail Operating Lease Factor with respect to any Lease, or (c) modify the number or amount of Monthly Payments due under a Lease except as permitted by Section 4.2.

                 Section 4.7 Purchase Upon Breach. The Administrative Agent or Comerica shall inform the other party promptly, in writing, upon the discovery of any breach of the covenants of the Administrative Agent set forth in Section 4.2, 4.5(a) or 4.6 with respect to any Specified Lease and Specified Leased Vehicle. If such breach materially adversely affects the interests of the Holders of the related Series Specified Beneficial Certificates, as determined by the Holders of such Specified Beneficial Certificates in their sole discretion, in such Specified Lease and Specified Leased Vehicle, unless the breach shall have been cured by the last day of the first following Collection Period or at such other date specified in the related Supplement), the Administrative Agent shall purchase, on behalf of the Holders of the Exchangeable Beneficial Certificates, the beneficial interest in such Specified Lease and Specified Leased Vehicle by depositing in the related Series Collection Account on the Distribution Date relating to the second Collection Period following discovery of such breach (or such other date as is specified in the related Supplement), for the benefit of the Holders of the related Specified Beneficial Certificates, the Administrative Purchase Amount with respect to the beneficial interest in such Specified Lease and Specified Leased Vehicle. By depositing the Administrative Purchase Amount in connection with the purchase of the beneficial interest in any Specified Lease and Specified Leased Vehicle, the Administrative Agent shall be deemed to have waived its right to reimbursement for any outstanding Monthly Payment Advances or Sale Proceeds Advances from Monthly Payments or Sale Proceeds received with respect to such Specified Lease and Leased Vehicle so purchased. As of the date of such purchase, such Lease and Leased Vehicle shall cease to be "Series Specified Assets" and shall become "Non-Specified Assets" and from such date the related Specified Beneficial Certificates shall no longer represent a beneficial interest in such Lease and Leased Vehicle but shall instead represent an interest in the related Administrative Purchase Amount. The sole remedy of Comerica, FCTT, or the Beneficiaries with respect to a breach pursuant to Section 4.2, 4.5(a) or 4.6 shall be to require the Administrative Agent, on behalf of the Holders of the Exchangeable Beneficial Certificates, to purchase the beneficial interest in such Specified Lease and Specified Leased Vehicle pursuant to this Section 4.7 and the related Supplement. As of the date of such purchase, the Leases and Leased Vehicles purchased pursuant to this Section 4.7 shall become Non-Specified Assets. On the Distribution Date following any Collection Period with respect to which the Administrative Agent deposited any Administrative Purchase Amounts pursuant to this Section 4.7, Ford Credit and Ford Credit Leasing shall reimburse the Administrative Agent in an amount equal to 98% and 2%, respectively, of the sum of (x) such Administrative Purchase Amount and (y) any outstanding Monthly Payment Advances and Sale Proceeds Advances as of the date of the purchase of a beneficial interest in any Specified Lease or Specified Leased Vehicles pursuant to this Section 4.7.

                 Section 4.8      Comerica and Administrative Agent Fees.

         (a) The Administrative Agent shall be entitled to all interest and investment earnings paid on the amounts deposited in the FCTT Collection Account, any Series Collection Account unless otherwise specified in the related Supplement, and any Series Payahead Account unless otherwise specified in the related Supplement during each Collection Period. On each date on which funds are distributed pursuant to Section 6.2 or the terms of the related Supplement, the Administrative Agent shall withdraw and retain such interest and investment earnings. The Administrative Agent shall also be entitled to all Supplemental Administrative Fees collected during such Collection Period.

         (b) The Specified Asset Administrative Fee with respect to each Series shall be paid in accordance with the terms of the related Supplement. The Specified Asset Comerica Fee shall be paid by the Administrative Agent to Comerica on each Distribution Date or as otherwise agreed upon by Comerica and the Administrative Agent. The Non-Specified Asset Comerica Fee shall be paid in accordance with Section 5.2(b) of the FCTT Agreement.

                 Section 4.9 Administrative Agent's Certificate. On or before the tenth day of each calendar month, the Administrative Agent shall deliver to Comerica a certificate (the "Administrative Agent's Certificate"), a form of which is attached as Exhibit C, containing all information necessary to make the distributions pursuant to Section 6.2 and all information necessary
for Comerica to send statements to Holders pursuant to Section 6.4.   In
addition, the Administrative Agent's Certificate shall set forth any contributions made by Ford Credit and Ford

Credit Leasing during the Related Collection Period and the interests in FCTT of each of Ford Credit and Ford Credit Leasing as of the end of the Related Collection Period.

                 Section 4.10 Annual Statement as to Compliance; Notice of Default. (a) The Administrative Agent shall deliver to Comerica and each Beneficiary on or before April 30th of each year an Officer's Certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Administrative Agent during the preceding calendar year (or such shorter period from the effective date of this Agreement) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                          (b)     The Administrative Agent shall deliver to
Comerica promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 7.1(b).

                 Section 4.11 Annual Independent Certified Public Accountant's Report. At any time when a Series is outstanding, the Administrative Agent shall cause a firm of independent certified public accountants, who may also render other services to the Administrative Agent or to Ford Motor Company or any Affiliate of either of them, to deliver to Comerica, each Beneficiary and each of the rating agencies then rating securities based on a Specified Beneficial Certificate, on or before April 30 of each year beginning April 30, 1996 with respect to the prior calendar year a report addressed to the Board of Directors of the Administrative Agent, Comerica and the Beneficiaries, to the effect that such firm has audited the financial statements of the Administrative Agent and issued its report thereon and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included tests relating to retail auto-motive leases serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (iii) except as described in the report, disclosed no exceptions or errors in the records relating to retail automotive leases serviced that, in the firm's opinion, paragraph four of such Program requires such firm to report.

                 The accountant's report will also indicate that the firm is independent of the Administrative Agent within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                 Section 4.12 Access to Certain Documentation and Information Regarding Leases. The Administrative Agent shall provide to Comerica and to the Beneficiaries access to the Lease Files relating to a Non-Specified Asset or Series Specified Asset at the request of the applicable Beneficiary. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Administrative Agent. Nothing in this Section 4.12 shall affect the obligation of the Administrative Agent to observe any applicable law prohibiting disclosure of information regarding the Lessees, and the failure of the Administrative Agent to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

                 Section 4.13 Administrative Agent Expenses. The Administrative Agent shall be required to pay all expenses incurred by it in connection with its activities under this Agreement unless otherwise specifically provided herein, including fees and disbursements of independent accountants, taxes imposed on the Administrative Agent, expenses incurred in connection with distributions and reports to Beneficiaries, and expenses relating to the sale or disposition of any Leased Vehicle after the termination of the related Lease other than a Liquidated Lease.

                                   ARTICLE V
                            SALE OF LEASED VEHICLES

                 This Article V shall apply with respect to the Exchangeable Beneficial Certificates and all Non-Specified Assets and, unless otherwise provided in the related Supplement, to each Series of Specified Beneficial Certificates and the related Series Specified Assets.

                 Section 5.1 Expiration of the Lease; Return of Leased Vehicle. In accordance with its customary policies, practices and procedures, the Administrative Agent shall contact the applicable Dealer on or before the Scheduled Lease End Date (or such later Lease Termination Date as may apply if the Lease has been extended beyond the Scheduled Lease End Date pursuant to
Section 4.2(b)) with respect to each Leased Vehicle. Upon return of the Leased Vehicle by the Lessee to the Dealer, the Administrative Agent shall cause the Dealer to inspect the Leased Vehicle for Excess Wear and Tear, Excess Mileage, and the need for any repairs and shall cause the Dealer to deliver a vehicle condition report (unless the Dealer is purchasing the Leased Vehicle) to the Administrative Agent. If the Dealer determines that the Leased Vehicle requires repairs as a result of Excess Wear and Tear, the Dealer as agent of the Administrative Agent shall require that the Lessee either pay the estimated cost of such repairs to the Dealer or, if the Lessee disagrees with the Dealer's estimate of the cost of such repairs, the Administrative Agent shall grant a one month Term Extension (at the Total Monthly Payment for such Lease) to permit the Lessee to have such repairs done at the Lessee's expense. The beneficial interest in any Specified Lease and Specified Leased Vehicle which is subject to a Term Extension shall be purchased in accordance with Section 4.7.

                 In accordance with the terms of the applicable Lease, the Administrative Agent shall require the Lessee to pay the costs of any Excess Wear and Tear or Excess Mileage associated with the related Leased Vehicle. The Administrative Agent shall apply any Security Deposit or Reconditioning Reserve made by such Lessee to such required payments, as permitted by the Lease, and return to the Lessee any remaining amounts as required by law.

                 Section 5.2 Exercise of Dealer Purchase Option for Leased Vehicles. If a Dealer advises the Administrative Agent that it wishes to purchase a Leased Vehicle as of the related Scheduled Lease End Date, the Administrative Agent, on behalf of FCTT, shall sell the related Leased Vehicle to such Dealer at the Dealer Purchase Option Price. The Dealer Purchase Option Price of such Leased Vehicle purchased by such Dealer shall be deposited in the appropriate account specified in Sections 6.2(a) and (b). Upon receipt of the Dealer Purchase Option Price with respect to any Leased Vehicle purchased by a Dealer, the Administrative Agent on behalf of FCTT shall deliver the related Certif- icate of Title and the related original Lease to such Dealer. The Administrative Agent shall change its records, and instruct Comerica to change its records, to reflect the termination of FCTT's ownership interest in the related Lease and Leased Vehicle.

                 Section 5.3 Sale of Leased Vehicles If Dealer Purchase Option Is Not Exercised. If the Dealer does not exercise its purchase option with respect to a Leased Vehicle within 30 days of the Lease Termination Date, the Administrative Agent shall take possession of the Leased Vehicle and prepare such Leased Vehicle for sale at auction. The Auction Proceeds relating to such Leased Vehicle shall be deposited in the appropriate account specified in Sections 6.2(a) and (b). Upon deposit of the related Auction Proceeds into the FCTT Collection Account, or the related Series Collection Account, as the case may be, the Administrative Agent on behalf of FCTT shall deliver the related Certificate of Title to the purchaser of such Leased Vehicle. The Administrative Agent shall change its records, and instruct Comerica to change its records, to reflect the termination of FCTT's ownership interest in the related Lease and Leased Vehicle.

                 Section 5.4 Advances of Sale Proceeds. If, as of a date of determination specified in the related Supplement, (i) the Scheduled Lease End Date with respect to a Specified Leased Vehicle has occurred and (ii) the Sale Proceeds with respect to such Specified Leased Vehicle have not been deposited into the related Series Collection Account, the Administrative Agent shall, on the date specified in the related Supplement, advance an amount equal to the Residual Value (a "Sale Proceeds Ad-vance") of such Specified Leased Vehicle by deposit to such Series Collection Account; provided, however, that the Administrative Agent will be obligated to make a Sale Proceeds Advance only to the extent that the Administrative Agent, in its sole discretion, shall determine that such Sale Proceeds Advance shall be recoverable from Sale Proceeds with respect to such Leased Vehicle. The Administrative Agent shall be reimbursed for any outstanding Sale Proceeds Advances in the manner specified in the related Supplement.

                 Section 5.5 Voluntary Early Terminations; Liquidated Leases. Upon deposit of Voluntary Early Termination Proceeds and Liquidation Proceeds in the appropriate accounts specified in Sections 6.2(a) and (b), the Administrative Agent shall deliver the related Certificates of Title to the purchaser of the related Leased Vehicles, and the Exchangeable Beneficial Certificates or Series Specified Beneficial Certificates, as the case may be, shall represent a beneficial interest in such Voluntary Early Termination Proceeds or Liquidation Proceeds, as the case may be, and shall no longer represent an interest in the related Lease or Leased Vehicle. The Administrative Agent shall change its records, and instruct Comerica to change its records, to reflect the termination of FCTT's ownership interest in the related Lease and Leased Vehicle.


                                   ARTICLE VI
                             REMITTANCE OF PAYMENTS

                 This Article VI shall apply with respect to the Exchangeable Beneficial Certificates and all Non-Specified Assets and, unless (and to the extent) otherwise provided in the related Supplement, to each Series of Specified Beneficial Certificates and the related Series Specified Assets.

                 Section 6.1 Allocation of Funds. (a) On any Business Day during a Collection Period on which Total Monthly Payments are received from a Lessee (including application in such Collection Period of any Security Deposit or Reconditioning Reserve and excluding amounts required to be allocated pursuant to Sections 6.1(b) and (c)), the Administrative Agent shall allocate and apply such funds in the following order of priority:

                 (i) as a credit against any overdue related Monthly Payments and any Use and Lease Tax Amounts related to such Monthly Payments; provided, that to the extent such funds are not sufficient to pay both such amounts in full, such funds shall be applied in the order in which such overdue Monthly Payments and Use and Lease Tax Amounts payable in connection therewith were due from the Lessee (i.e., beginning with the most delinquent Monthly Payment); and to the extent that the funds so applied to any Monthly Payment and the related Use and Lease Tax Amounts are insufficient to pay both such amounts, such funds shall be allocated pro rata between the applicable Monthly Payment and the related Use and Lease Tax Amount;

                 (ii) as a credit against the related Monthly Payment due for such Collection Period and to the Administrative Agent, acting on behalf of the appropriate tax authorities, as a credit against the Use and Lease Tax Amount (if any) related to such Monthly Payment, provided that to the extent that such funds are not sufficient to pay both such amounts in full, such funds shall be credited pro rata to each such amount;

                 (iii) to the Administrative Agent, acting on behalf of the related Dealer, as a credit against the related Vehicle Insurance and Maintenance Amount (if any) due with respect to such Leased Vehicle for such Collection Period; and

                 (iv) to the Administrative Agent, acting on behalf of the related Dealer, as a credit against any shortfall in the related Vehicle Insurance and Maintenance Amounts previously due but unpaid in any preceding Collection Period.

                 Amounts remaining after application of clauses (i) through
(iv) above shall be divided by the amount of the related Total Monthly Payment. Each resulting whole Total Monthly Payment shall be applied (without priority)
(x) as a credit against the related Use and Lease Tax Amount, which amount shall be paid to the Administrative Agent, acting on behalf of the appropriate tax authorities, to be used by the Administrative Agent to pay any use or lease taxes (if any) due with respect to the related Monthly Payment, (y) to the Administrative Agent, acting on behalf of the related Dealer, as a credit against the related Vehicle Insurance and Maintenance Amount, and (z) as an advance of a Monthly Payment with respect to such Lease (such advance, a "Payahead") which shall be credited to the Payahead Balance with respect to such Lease. Any resulting fractional Total Monthly Payment shall be applied in accordance with the priorities set forth in clauses
(ii) and (iii) above; provided, that the amounts to be credited against the related Monthly Payment shall instead be treated as a Payahead and a credit to the Payahead Balance with respect to such Lease.

                 If on any Distribution Date any portion of a Monthly Payment due on a Lease during the Related Collection Period has not been paid by the Lessee, an amount equal to the lesser of the Payahead Balance outstanding on such Distribution Date with respect to such Lease and the amount of shortfall with respect to such Monthly Payment shall be applied in accordance with clauses (ii) and (iii) above, and the Payahead Balance shall be reduced by the amount so applied. Subject to Section 6.2(c), and unless otherwise specified in the related Supplement Payaheads with respect to any Specified Lease shall be deposited on each Business Day in an account established pursuant to the terms of the related Supplement (each such account established pursuant to the terms of the related Supplement, a "Series Payahead Account"). Amounts on deposit in any Series Payahead Account shall be invested in Permitted Investments which mature no later than the next succeeding Distribution Date. Amounts applied from the Payahead Balance with respect to any Specified Lease shall be deposited in the related Series Collection Account.

         (b) On any Business Day during a Collection Period on which Sale Proceeds, Voluntary Early Termination Proceeds or Recoveries with respect to a Lease other than a Liquidated Lease are received with respect to a Leased Vehicle (including application of any Security Deposit or Reconditioning Reserve and any amounts collected from the related Lessee with respect to Excess Mileage and Excess Wear and Tear charges), the Administrative Agent shall allocate and apply such funds in the following order of priority:

                 (i) as a credit against any sales, use and lease taxes due in connection with the amounts received from the Lessee, including amounts applied from any Security Deposit or Reconditioning Reserve;

                 (ii) as a credit against the Book Value of such Leased Vehicle until such Book Value has been reduced to zero;

                 (iii) as a credit against any charges levied against the Lessee for Excess Wear and Tear and Excess Mileage (but only to the extent collected from the related Lessee); and

                 (iv)   in the manner set forth in Sections 6.1(a)(i) through
         (iv) until an amount equal to the Total Monthly Payment due with respect to such Collection Period has been credited.

         (c) On any Business Day during a Collection Period on which Liquidation Proceeds (including application of any Security Deposit or Reconditioning Reserve) or Recoveries with respect to a Liquidated Lease are received, the Administrative Agent shall allocate and apply such funds in the following order of priority:

                 (i) as a credit against any sales, use and lease taxes due in connection with the amounts received from the Lessee, including amounts applied from any Security Deposit or Reconditioning Reserve;

                 (ii) as a credit against the Book Value of such Leased Vehicle until such Book Value has been reduced to zero;

                 (iii)  in the manner set forth in Sections 6.1(a)(i) through
         (iv) until an amount equal to any overdue Total Monthly Payment due with respect to such Collection Period has been credited.

         (d) Any amounts credited to overdue Monthly Payments on a Lease pursuant to Section 6.1(a)(i) shall be retained by the Administrative Agent to the extent any outstanding Monthly Payment Advances with respect to such Lease made by the Administrative Agent have not been reimbursed, in accordance with
Section 6.3. Any amounts credited with respect to Use and Lease Tax Amounts or any other sales, use and lease taxes due in connection with a payment received from a Lessee shall be paid to the Administrative Agent, acting on behalf of the appropriate tax authorities, to be used to pay to the applicable state tax authorities the use or lease taxes due in connection with the related Lease and Leased Vehicle, in accordance with Section 3.2.

                 Section 6.2      Distributions.   (a)   In accordance with
clause third of Section 5.2(b) of the FCTT Agreement, on each Distribution Date the Administrative Agent shall deposit Collections (net of the payments specified in clauses first and second of Section 5.2(b) of the FCTT Agreement) with respect to Non-Specified Assets received during the Related Collection Period in the Vehicle Purchase Account; provided, that the Holders of the Exchangeable Beneficial Certificates may (i) direct that the Administrative Agent make such deposits on a more frequent basis or (ii) in accordance with clause third of Section 5.2(b) of the FCTT Agreement, direct the Administrative Agent to pay to each Holder of an Exchangeable Beneficial Certificate such Holder's proportional interest in such Collections. No funds may be withdrawn from the Vehicle Purchase Account unless the balance is equal to or greater than $100,000. Funds in excess of $100,000 on deposit in the Vehicle Purchase Account may be withdrawn by the Administrative Agent from time to time in connection with the acquisition of Leases and Leased Vehicles, or reimbursement for such acquisition, in accordance with Section 3.4 or for distribution to the Holders of the Exchangeable Beneficial Certificates in accordance with their respective beneficial interests in FCTT.

                 (b)      Subject to Section 6.2(c) and in accordance with
Section 5.2(c) of the FCTT Agreement, on each Business Day the Administrative Agent shall deposit Collections with respect to any Series Specified Assets in the related Series Collection Account for distribution in accordance with the terms of the related Supplement. Such deposits of Collections shall be made net of (i) any Use and Lease Tax Amounts credited pursuant to Sections 6.1(a)(i) and (ii) any other amounts due in connection with sales, use and lease taxes credited pursuant to Sections 6.1(b)(i) and 6.1(c)(i).

                 (c) Notwithstanding the provisions of Sections 6.1(a) and 6.2(b), for so long as each Monthly Remittance Condition is satisfied with respect to a Series, amounts to be deposited in a Series Collection Account pursuant to Section 6.2(b) or in the Series Payahead Account pursuant to
Section 6.1(a) need not be remitted to and deposited in the related Series Collection Account or the related Series Payahead Account on a daily basis but instead may be held by the Administrative Agent and remitted to the Series Collection Account or the related Series Payahead Account on a less frequent basis, as specified in the related Supplement. At any time that any Monthly Remittance Condition is not satisfied with respect to a Series, the Administrative Agent shall make the deposits specified in Sections 6.1(a) and 6.2(b) in the Series Collection Account and the Series Payahead Account, as applicable.

                 Section 6.3 Monthly Payment Advances. If, as of a date of determination set forth in the related Supplement, insufficient funds are available to pay the amounts set forth in Section 6.1(a)(ii) with respect to a Specified Lease (after application of the related Payahead Balance pursuant to Section 6.1(a)), the Administrative Agent shall advance (a "Monthly Payment Advance") on the date specified in the related Supplement an amount equal to the portion of the Monthly Payment due in such period. Each Monthly Payment Advance shall be deposited by the Administrative Agent in the related Series Collection Account on the date specified in the related Supplement; provided, however, that the Administrative Agent will be obligated to make a Monthly Payment Advance in respect of a Specified Lease only to the extent that the Administrative Agent, in its sole discretion, shall determine that such Monthly Payment Advance shall be recoverable from subsequent Collections with respect to such Specified Lease and provided, further, that no Monthly Payment Advance shall be made with respect to any Specified Lease which is a Liquidated Lease. The Administrative Agent shall be reimbursed for any outstanding Monthly Payment Advances made with respect to any Series in the manner specified in the related Supplement.

                 Section 6.4 Statements to Holders. (a) Unless otherwise directed by the Holders of the Exchangeable Beneficial Certificates, on each Distribution Date,

Comerica shall deliver to each Holder of an Exchangeable Beneficial Certificate, a statement relying on information in the Administrative Agent's Certificate, setting forth for the Related Collection Period the following information:

                          (i) the aggregate Monthly Payments received by the Administrative Agent with respect to Non-Specified Assets;

                          (ii) the aggregate Book Value of the Non-Specified Assets as of the beginning and the end of such Related Collection Period;

                          (iii)  the amount of the Non-Specified Asset
         Administrative Fee required to be paid to the Administrative Agent and the Non-Specified Asset Comerica Fee paid to Comerica;

                          (iv)   the Non-Specified Asset Charged-Off Amount;

                          (v) the aggregate Sales Proceeds, Voluntary Early Termination Proceeds and Liquidation Proceeds received by the Administrative Agent with respect to Non-Specified Assets;

                          (vi) the balance of the Vehicle Purchase Account as of the beginning and end of such Related Collection Period; and

                          (vii) the net outstanding Lease Purchase Advances as of the beginning and end of such Related Collection Period.

                 (b) On each Distribution Date Comerica shall deliver to each Holder of a Specified Beneficial Certificate of a Series and each Rating Agency which is then rating any securities based on such Specified Beneficial Certificate, a statement relying on information in the Administrative Agent's Certificate, setting forth for the Related Collection Period the following information:

                          (i) the aggregate Monthly Payments and the aggregate Monthly Payments received by the Administrative Agent with respect to the related Series Specified Assets;

                          (ii) the aggregate Adjusted Balance Subject to Lease Charges of the related Specified Leased Vehicles and the portion thereof constituting the aggregate Residual Values of such Specified Leased Vehicles, in each case as of the beginning and end of such Related Collection Period;

                          (iii) the amount of the related Specified Asset Administrative Fee payable to the Administrative Agent;

                          (iv)    the related Specified Asset Charged-Off
         Amount;

                          (v) the aggregate Administrative Purchase Amounts paid pursuant to Sections 4.5(b) and 4.7 and the terms of the related Supplement, with respect to beneficial interests in related Specified Leases and Specified Leased Vehicles;

                          (vi) the aggregate Sales Proceeds, Voluntary Early Termination Proceeds, Liquidation Proceeds and Recoveries received by the Administrative Agent with respect to related Series Specified Assets (separately stated);

                          (vii) the aggregate Payahead Balance and the aggregate amount of Payaheads held by the Administrative Agent as of the beginning and end of the Related Collection Period with respect to the related Series Specified Assets;

                          (viii) the outstanding Sale Proceeds Advances as of the beginning and end of the Related Collection Period and the aggregate Residual Values of those Specified Leased Vehicles with respect to which the related Specified Leases have expired but have not been sold as of the beginning and end of the Related Collection Period; and

                          (ix) the outstanding Monthly Payment Advances and the outstanding amount of Monthly Payments which were due but not collected from the related Lessees, in each case as of the beginning and end of the Related Collection Period with respect to the related Series Specified Assets.

                 Comerica shall not deliver to any Holder of a Specified Beneficial Certificate of any Series information or certificates relating to the Exchangeable Beneficial Certificates, the Non-Specified Assets or any unrelated Series Specified Assets.


                                  ARTICLE VII
                          ADMINISTRATIVE AGENT DEFAULT

                 Section 7.1 Events of Default; Removal of Administrative Agent. (a) If any one of the following events ("Events of Default") shall occur and be continuing:

                          (i) any failure by the Administrative Agent to deliver to Comerica for distribution to Beneficiaries or to distribute directly to Beneficiaries any proceeds or payment required to be so delivered under the terms of this Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Administrative Agent from Comerica or after discovery of such failure by an officer of the Administrative Agent, provided, however, that any such failure with respect to any Series shall be an Event of Default only with respect to such Series, and no such failure with respect to any Series shall be an Event of Default with respect to any other Series;

                          (ii) any failure on the part of the Administrative Agent duly to observe or to perform in any material respect any other covenants or agreements of the Administrative Agent set forth in this Agreement or any Supplement, which failure shall (i) materially adversely affect the rights of the applicable Beneficiaries and (ii) continue unremedied for a period of 30 days after discovery of such failure by the Administrative Agent or the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Administrative Agent by Comerica, or (2) to the Administrative Agent and to Comerica by any applicable Beneficiary, provided, however, that (x) any such failure with respect to any Series shall be an Event of Default only with respect to such Series and no such failure with respect to any Series shall be an Event of Default with respect to any other Series and (y) the determination of material adverse affect with respect to any Series shall be determined by reference to the Beneficiaries of such Series;

                          (iii) any representation, warranty, report or certification made by the Administrative Agent in this Agreement, any Supplement or in any report or certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on any Beneficiary and which material adverse effect continues for a period of 30 days after discovery of such failure by the Administrative Agent or the date on which written notice thereof requiring the same to be reme- died, shall have been given (x) to the Administrative Agent by Comerica or
         (y) to the Administrative Agent and Comerica by any Beneficiary provided, however, that (1) any such incorrect representation, warranty, report or certification made with respect to any Series shall be an Event of Default only with respect to such Series and no such incorrect representation, warranty, report or certification made with respect to any Series shall be an Event of Default with respect to any other Series and (2) the determination of a material adverse effect with respect to any Series shall be determined by reference to the Beneficiaries of such Series;

                          (iv) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Administrative Agent in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                          (v) the consent by the Administrative Agent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Administrative Agent or substantially all of its property; or the Administrative Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as an Event of Default shall not have been remedied, (x) Comerica (if so directed by 100% of the Beneficiaries excluding any Beneficiary which is the Administrative Agent or which is an Affiliate of the Administrative Agent) by notice then given in writing to the Administrative Agent (with a copy to each Rating Agency then rating any securities based on any Series) may terminate all of the rights and obligations of the Administrative Agent under this Agreement or (y) to the extent the Event of Default relates to a specific Series, Comerica (if directed by 100% of the Beneficiaries of such Series) by notice given in writing to the Administrative Agent (with a copy to each Rating Agency then rating any securities based on any Series affected by such Event of Default) may terminate all of the rights and obligations of the Administrative Agent under the Administrative Agency Agreement and the related Supplement to the extent such rights and obligations relate to such Series. On or after the receipt by the Administrative Agent of such written notice, all authority and power of the Administrative Agent under this Agreement whether with respect to the Leases, Leased Vehicles or otherwise, or all authority and power of the Administrative Agent under the Administrative Agency Agreement and the related Supplement to the extent such authority and power relates to the related Specified Assets or related Specified Beneficial Certificates, shall, without further action, pass to and be vested in Comerica or such successor Administrative Agent as may be appointed under Section 7.3; and, without limitation, Comerica is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Administrative Agent, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Leases (or related Specified Leases, as applicable) and related documents, or otherwise.

                 (b) The Holders of any Series of Specified Beneficial Certificates may at any time, for any reason, with respect to the servicing of the related Series Specified Assets only, remove the Administrative Agent and appoint a substitute Administrative Agent with respect to the duties and obligations of the Administrative Agent set forth in Articles IV, V and VI; provided, however, that any such removal of the Administrative Agent with respect to such duties and obligations shall be effective only with respect to the related Series Specified Assets, and shall have no effect with respect to the Exchangeable Beneficial Certificates, the Non-Specified Assets or any other Series of Specified Beneficial Certificates or Series Specified Assets. The Administrative Agent shall provide written notice of any removal pursuant to this Section 7.1(b) to each Rating Agency then rating Securities based on any Series. The Holders of such Series of Specified Beneficial Certificates shall appoint any successor to the Administrative Agent with respect to such Articles IV, V and VI, and until such appointment, the predecessor Administrative Agent shall continue with respect to such Articles IV, V and VI to perform its duties and obligations under this Agreement.

                 (c) The Holders of the Exchangeable Beneficial Certificates may at any time, for any reason, with respect to the servicing of the related Non-Specified Assets only, remove the Administrative Agent and appoint a substitute Administrative Agent with respect to the duties and obligations of the Administrative Agent set forth in Articles IV, V and VI; provided, however,
(i) that it shall be a condition precedent to such removal that the Administrative Agent confirm in writing its continued obligation pursuant to this Agreement to serve as Administrative Agent with respect to each Series then outstanding and (ii) that any such removal of the Administrative Agent with respect to such duties and obligations shall be effective only with respect to the Non-Specified Assets, and shall have no effect with respect to any Series then outstanding. The Holders of the

Exchangeable Beneficial Certificates shall appoint any successor to the Administrative Agent with respect to such Articles IV, V and VI, and until such appointment, the predecessor Administrative Agent shall continue with respect to such Articles IV, V and VI to perform its duties and obligations under this Agreement.

                 (d) In connection with any termination of the Administrative Agent by Comerica pursuant to Sections 7.1(a), (b) or (c), the predecessor Administrative Agent shall cooperate with the successor Administrative Agent and Comerica in effecting the termination of the responsibilities and rights of the predecessor Administrative Agent under this Agreement, including the transfer to the successor Administrative Agent for administration by it of all cash amounts, or the cash amounts relating to any Series or the Non-Specified Assets, as applicable, that shall at the time be held by the predecessor Administrative Agent for deposit, or shall thereafter be received with respect to FCTT Assets, any related Series Specified Assets or the Non-Specified Assets, as applicable, and the delivery of the Lease Files or the related Lease Files, as applicable, and the related accounts and records maintained by the Administrative Agent. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring such Lease Files to the successor Administrative Agent and amending this Agreement to reflect such successor as Administrative Agent pursuant to this Section 7.1 shall be paid by the predecessor Administrative Agent upon presentation of reasonable documentation of such costs and expenses.

                 Section 7.2 Administrative Agent Not to Resign. The Administrative Agent shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Administrative Agent shall be evidenced by an Opinion of Counsel to such effect delivered to Comerica and each Beneficiary. No such resignation shall become effective until Comerica or a successor Administrative Agent shall have assumed the responsibilities and obligations of the Administrative Agent in accordance with Section 7.3.

                 Section 7.3 Appointment of Successor. (a) Upon the Administrative Agent's receipt of notice of termination pursuant to Section 7.1 or the Administrative Agent's resignation in accordance with Section 7.2, the predecessor Administrative Agent shall continue to perform its functions as Administrative Agent under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in such termination notice, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to Comerica of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Administrative Agent shall become unable to act as Administrative Agent, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Administrative Agent's resignation or termination hereunder as Administrative Agent with respect to all FCTT Assets, Comerica, acting at the direction of all of the Beneficiaries, or with respect to a termination of the Administrative Agent with respect to a specific Series, at the direction of the Beneficiaries of the related Series, shall appoint a successor Administrative Agent, and the successor Administrative Agent shall accept its appointment by a written assumption in form acceptable to Comerica. Such successor Administrative Agent shall be approved by Comerica, such approval not to be unreasonably withheld. In the event that a successor Administrative Agent has not been appointed at the time when the predecessor Administrative Agent has ceased to act as Administrative Agent in accordance with this Section 7.3, Comerica without further action shall automatically be appointed the successor Administrative Agent. Notwithstanding the above, Comerica shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of retail automotive leases and selling vehicles at the termination of leases, as the successor Administrative Agent under this Agreement.

                          (b)     Upon appointment, the successor
Administrative Agent shall be the successor in all respects to the prede-cessor Administrative Agent and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Administrative Agent, and shall be enti-tled to the Non-Specified Asset Administrative Fee, the Specified Asset Administrative Fee with respect to any Series and all of the rights granted to the predecessor Administrative Agent, by the terms and provisions of this Agreement; provided, however, that no successor Administrative Agent shall have any responsibilities with respect to making Monthly Payment Advances, Sales Proceeds Advances or the purchase of additional Leases and Leased Vehicles by FCTT and Article III shall be inapplicable from the date of appointment of such successor.

                          (c)     In connection with such appointment, Comerica
may make such arrangements for the compensation of such successor Administrative Agent out of payments on Leases and Leased Vehicles as it and such successor Administrative Agent shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Administrative Agent under this Agreement unless the Holders of the Exchangeable Beneficial Certificates bear such costs exclusively. Comerica and such successor Administrative Agent shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                 Section 7.4 Repayment of Advances. Any predecessor Administrative Agent shall be entitled to reimbursement for any outstanding Lease Purchase Advances, Sale Proceeds Advances and outstanding Monthly Payment Advances pursuant to Sections 3.4, 5.4 and 6.3, to the extent of funds available therefor in accordance with this Agreement with respect to all Lease Purchase Advances, Sale Proceeds Advances and Monthly Payment Advances made by the predecessor Administrative Agent.

                 Section 7.5 Notification to Holders. Upon any termination of, or appointment of a successor to, the Administrative Agent pursuant to this
Article VII Comerica shall give prompt written notice thereof to the affected Beneficiaries of FCTT at their respective addresses appearing in the FCTT Register, and to each rating agency then rating any securities which are based on Specified Beneficial Certificates affected by such termination or appointment of a successor Administrative Agent.

                 Section 7.6 Waiver by Beneficiary of Past Defaults. A Beneficiary may, with respect to its Certif-icate and no other Certificate, waive any default by the Administrative Agent in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist with respect to such Certificate, and any Event of Default arising therefrom shall be deemed to have been remedied with respect to such Certificate for every purpose of this Agreement. The Administrative Agent shall provide prompt written notice to each Rating Agency then rating any securities based on any Series of any waiver of a past default of the Administrative Agent. Such waiver shall not have any effect on any Beneficiary which has not waived such default, and such waiver shall not extend to any subsequent or other default or impair any right consequent thereon.


                                  ARTICLE VIII
                                 MISCELLANEOUS

                 Section 8.1 Amendments. This Agreement may be amended by the parties hereto at any time; provided, however, that such action shall not, (x) as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Holder of an outstanding Specified Beneficial Certificate (unless each such Holder has consented thereto), (y) as confirmed by each Rating Agency which is then rating securities based on such Specified Beneficial Certificates, cause the then current rating assigned to such securities to be withdrawn or reduced, or (z) as evidenced by an Opinion of Counsel, cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Notwithstanding the foregoing, this Agreement may be amended (with a copy of such amendment being delivered to each Rating Agency then rating any securities based on any Series) at any time by Ford Credit and Ford Credit Leasing to the extent reasonably necessary to assure that none of FCTT or any Holder of a Specified Beneficial Certificate will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Section 8.2 No Legal Title to FCTT Assets. The Administrative Agent shall not have legal title to any FCTT Assets. Legal title to the FCTT Assets shall remain with FCTT and Comerica. The Beneficiaries shall be entitled to receive distributions with respect to their ownership interest therein only in accordance with this Agreement and the FCTT Agreement; provided, that if the Holders of any Series or the Holders of Exchangeable Beneficial Certificates direct Comerica to deliver certain FCTT Assets to such Holders pursuant to Section 4.3(d) or (e) of the FCTT Agreement, the Administrative Agent shall assist Comerica in identifying and delivering the applicable FCTT Assets.

                 Section 8.3 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Administrative Agent, Comerica, and each Beneficiary and (with respect to Comerica and Holders of any Specified Beneficial Certificates only) their respective successors and permitted assigns, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in FCTT or the FCTT Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                 Section 8.4 Notices. All demands, notices and communications upon or to the Administrative Agent, Ford Credit, Ford Credit Leasing and any other Beneficiary, and Comerica shall be in writing, and shall be personally delivered, sent by electronic facsimile or overnight delivery service or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given to the intended recipient upon receipt at the respective addresses listed below, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

         (i)      In the case of the Administrative Agent:

                  Ford Motor Credit Company
                  The American Road
                  FMCC Building
                  Dearborn, Michigan 48121
                  Attention: Secretary
                  Fax: 313-337-1160
                  Telephone: 313-594-7765

         (ii)     In the case of Ford Credit Leasing:

                  Ford Credit Leasing Company, Inc.
                  The American Road
                  FMCC Building
                  Dearborn, Michigan 48121
                  Attention:  Treasurer
                  Fax: 313-594-0735
                  Telephone: 313-845-4072

         (iii)    In the case of Ford Credit:

                  Ford Motor Credit Company
                  The American Road
                  FMCC Building
                  Dearborn, Michigan 48121
                  Attention: Secretary
                  Fax: 313-337-1160
                  Telephone: 313-594-7765

         (iv)     In the case of Comerica:

                  Comerica Bank
                  411 Lafayette - 4th Floor
                  Detroit, Michigan 48226-3461
                  Attention:  Corporate Trust Department
                  Fax: 313-222-2985
                  Telephone: 313-222-4380

                 Any notice to be delivered to any Beneficiary which is a permitted assignee hereunder of either initial Beneficiary, shall be delivered at the address provided to Comerica by such Person.

                 Section 8.5 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                 Section 8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 Section 8.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Administrative Agent, Comerica and each Beneficiary and (with respect to Comerica and Holders of any Specified Beneficial Certificates only) their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Beneficiary shall bind the successors and assigns of such Beneficiary.

                 Section 8.8 No Recourse. Each Beneficiary by accepting a Certificate acknowledges that such Beneficiary's Certificate or Certificates represent a beneficial interest in FCTT only and do not represent interests in or obligations of the Administrative Agent, any Grantor, Comerica or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the FCTT Agreement or the Certificates.

                 Section 8.9 No Petition. The Administrative Agent shall have no authority or power to commence a voluntary proceeding in bankruptcy relating to FCTT without the unanimous prior approval of all Beneficiaries and the delivery to the Administrative Agent by each such Beneficiary of a certificate certifying that such Beneficiary reasonably believes that FCTT is insolvent. The Administrative Agent and each Beneficiary hereunder each hereby covenants that for a period of one year and one day after payment in full of all distributions to all Beneficiaries pursuant to the terms of this Agreement, it will not institute against, or join any Person in instituting against, Ford Credit Leasing or FCTT any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States or any state thereof without the consent of 100% of the Holders of Specified Beneficial Certificates (excluding Ford Credit Leasing, RCL, or any of their Affiliates).

                 Section 8.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 SECTION 8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the parties hereto have caused this Administrative Agency Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                  COMERICA BANK,
                                    as trustee of Ford Credit Titling
                                    Trust


                                        By:  \s\ M. Karam
                                           ------------------------------------
                                        Name:   Marilyn A. Karam
                                        Title:  Vice President


                                  FORD MOTOR CREDIT COMPANY,
                                    as Administrative Agent and
                                    as a Grantor and Beneficiary


                                        By:  \s\ Hurley D. Smith
                                           ------------------------------------
                                        Name:   Hurley D. Smith
                                        Title:  Secretary


                                    FORD CREDIT LEASING COMPANY, INC.,
                                    as a Grantor and Beneficiary

                                        By:  \s\ Mario Spivak
                                           ------------------------------------
                                        Name:   Mario Spivak
                                        Title:  Assistant Treasurer

                                                                       EXHIBIT A

                                [FORM OF LEASE]

                                                                       EXHIBIT B

                     [FORM OF VEHICLE PURCHASE CERTIFICATE]

                          VEHICLE PURCHASE CERTIFICATE

                 Ford Motor Credit Company ("Ford Credit"), as Administrative Agent pursuant to an agreement (the "Administrative Agency Agreement"), dated as of ______ __, 1995 among Comerica Bank, as trustee of Ford Credit Titling Trust ("FCTT"), Ford Credit, as Administrative Agent and as an initial beneficiary of FCTT, and Ford Credit Leasing Company, Inc., as an initial beneficiary of FCTT, does hereby provide the information below with respect to the Collection Period of ______, 199_ (the "Collection Period"). Capitalized terms used in this Vehicle Purchase Certificate shall have their respective meanings set forth in the Administrative Agency Agreement. This Vehicle Purchase Certificate is delivered pursuant to Section 3.5 of the Administrative Agency Agreement.


(a) A list of the Vehicle Identification Numbers for all Leased Vehicles as of end of the Collection Period is attached hereto and forms an integral part hereof.

(b)    Aggregate Book Value of Leases and Leased Vehicles
       purchased by FCTT in the Collection Period
                                                                   $
                                                                   ============
(c)    Aggregate Lease Purchase Advances outstanding:
       Beginning of the Collection Period
                                                                   $
                                                                   ============
       End of the Collection Period
                                                                   $
                                                                   ============

(d)    Aggregate amount withdrawn from the Vehicle Purchase
       Account to purchase Leases and Leased Vehicles in the Collection Period

                                                                   $
                                                                   ============
(e)    Balance in the Vehicle Purchase Account:
       Beginning of the Collection Period
                                                                   $
                                                                   ============
       End of the Collection Period
                                                                   $
                                                                   ============

(f)    Amount of capital contributions made to FCTT during the
       Collection Period by Ford Credit
                                                                   $
                                                                   ============

(g)    Amount of capital contributions made to FCTT during the
       Collection Period by Ford Credit Leasing
                                                                   $
                                                                   ============

(h) If applicable, the amount to be paid by Ford Credit Leasing to Ford Credit (or by Ford Credit to
       Ford Credit Leasing) to maintain their respective interests in the Exchangeable Beneficial Certificates and the Non-Specified Assets as 98% Ford Credit and 2% Ford Credit Leasing:

       Amount to be paid by Ford Credit Leasing to Ford Credit

       Amount to be paid by Ford Credit to Ford Credit Leasing

                                                                   $
                                                                   ============

                                                                   $
                                                                   ============

                 IN WITNESS WHEREOF, the undersigned has caused this Vehicle Purchase Certificate to be duly executed and delivered to Comerica and the Holders of the Exchangeable Beneficial Certificates by its duly authorized officer on this __ day of _________, 199_.


                                        FORD MOTOR CREDIT COMPANY,
                                        as Administrative Agent



                                       By:_____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT C

                  [FORM OF ADMINISTRATIVE AGENT'S CERTIFICATE]

                                                                      Schedule I

                            LOCATION OF LEASE FILES





















                                      I-1